Exhibit  23.2

                       Consent of Independent Accountants





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MOORE  STEPHENS
ELLIS  FOSTER  LTD.
      CHARTERED  ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC  Canada   V6J  1G1
Telephone: (604) 737-8117  Facsimile: (604)  714-5916
E-Mail:  generaldelivery@ellisfoster.bc.ca
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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to use in the Registration Statement of Form SB-2, being filed by Apollo Holdings, Inc., of our report dated February 9, 2001, related to the balance sheets of Apollo Holdings, Inc. as at December 31, 2000 and1999 and the related statement of stockholders' equity for the period from November 12, 1999 (inception) to December 31, 2000 and the statements of operations and cash flows from November 12, 1999 (inception) to December 31, 2000, year ended December 31, 2000 and the period from November 12, 1999 (inception) to December 31, 1999.


Vancouver, Canada                "MOORE STEPHENS ELLIS FOSTER LTD."
December 6, 2001                       Chartered Accountants





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MS    An  independently  owned and operated member of Moore Stephens North
      America Inc., a member of Moore Stephens International Limited
      - members in principal cities throughout the world


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